Exhibit 99(d)(ii)

CERTIFICATE NO.                                                      SHARES
      1

                             GABELLI UTILITY TRUST
               Organized Under the Laws of The State of Delaware
                        Auction Market Preferred Shares
                           $.001 Par Value Per Share
                   $25,000 Liquidation Preference Per Share

                                                                     Cusip No.

         This certifies that Cede & Co. is the owner of [1,000] fully paid and non-assessable shares of Series B Auction Market Preferred Shares, $.001 par value per share, $25,000 liquidation preference per share, of the Gabelli Utility Trust (the "Trust") transferable only on the books of the Trust by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

         A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Trust to any shareholders upon request and without charge.

         IN WITNESS WHEREOF, the Trust has caused this Certificate to be signed by its duly authorized officers this __ day of July 2003.

THE BANK OF NEW YORK                           GABELLI UTILITY TRUST
As Transfer Agent and Registrar


By:                                            By:
   -----------------------------                       -------------------
     Authorized Signature                              President

                                               Attest:
                                                       -------------------
                                                       Secretary


SERIES B AUCTION MARKET PREFERRED SHARES MAY BE TRANSFERRED ONLY (A) PURSUANT TO AN ORDER PLACED IN AN AUCTION, (B) TO OR THROUGH A BROKER-DEALER OR (C) TO THE FUND OR ANY AFFILIATE. NOTWITHSTANDING THE FOREGOING, A TRANSFER OTHER THAN PURSUANT TO AN AUCTION WILL NOT BE EFFECTIVE UNLESS THE SELLING EXISTING HOLDER OR THE AGENT MEMBER OF SUCH EXISTING HOLDER (IN THE CASE OF AN EXISTING HOLDER WHOSE SHARES ARE LISTED IN ITS OWN NAME ON THE BOOKS OF THE AUCTION AGENT), OR THE BROKER-DEALER OR AGENT MEMBER OF SUCH BROKER-DEALER (IN THE CASE OF A TRANSFER BETWEEN PERSONS HOLDING SHARES THROUGH DIFFERENT BROKER-DEALERS), ADVISES THE AUCTION AGENT OF SUCH TRANSFER

Transfer Form



FOR VALUE RECEIVED, ______________________________ hereby sells, assigns and transfers unto ________________________________________________________________

_______________________________________________________________________________

Shares represented by this Certificate, and do hereby irrevocably constitute and appoint _______________ Attorney to transfer the said Shares on the books of the within named Trust with full power of substitution in the premises.

Dated ___________________, ________


In presence of

         Shares of Auction Market Cumulative Preferred Shares evidenced by this Certificate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Trust's Amended and Restated Agreement and Declaration of Trust and the Trust's Statement of Preferences.

         The Trust will furnish to any shareholder, upon request and without charge, the Trust's Amended and Restated Agreement and Declaration of Trust and a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series of capital stock of the Trust authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Trust.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.